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                                                                   Exhibit 10.19


                          CABOT OIL & GAS CORPORATION
                          DEFERRED COMPENSATION PLAN

                    (As Established Effective June 1, 1998)


                                First Amendment
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          Cabot Oil & Gas Corporation, a Delaware corporation (the "Company"), having established the Cabot Oil & Gas Corporation Deferred Compensation Plan, effective June 1, 1998, (the "Plan"), and having reserved the right under
Section VIII.4 thereof to amend the Plan, does hereby amend the Plan, effective as herein provided, as follows:

          1. Section 1.2(z) of the Plan is hereby amended, effective July 1, 2001 by replacing 4% with 6% in the first sentence thereof.

          2. Section 1.2(bb) is hereby amended in its entirety, effective September 1, 2001, to read as follows:

          "'Payment Date' shall mean the time as soon as practicable after (1) the last day of the month in which the Participant's employment terminates for any reason or (2) the Future Date Withdrawal, if sooner."

          3. The first sentence of Section IV.3 of the Plan is hereby amended in its entirety, effective February 1, 2000, to read as follows:

          "The Company has created a Trust with Harris Trust & Savings Bank with such banking corporation to act as Trustee."

          4. Section V1.2, effective September 1, 2001, is hereby amended by adding a subsection (e) thereto to read as follows:

          "(e)  Early Withdrawal While in Pay Status:  In the case of a
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          Participant who has terminated employment with the Company due to
          Disability or Retirement and has elected distribution of his or her benefit in installments, such Participant shall be permitted to
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          elect an early distribution of the balance (the "Distributable
          Balance") of his or her Distributable Amount in a lump sum subject to the satisfaction of one of the following restrictions:

                    (1) Ten percent of the retired or disabled Participant's Distributable Balance shall be permanently forfeited and the Company shall have no obligation to such Participant or his or her beneficiary with respect to the forfeited amount; or

                    (2) The Participant demonstrates to the satisfaction of the Committee that circumstances affecting the Participant have changed significantly and the Committee in its sole discretion determines that the distribution of the Distributable Balance of the Distributable Amount in a lump sum is appropriate and authorizes such a lump sum payment.

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this _____ day of ________________, 2001, but effective as of the date specified herein.


                              CABOT OIL & GAS CORPORATION


                              By_____________________________________
                                 Name:_______________________________
                                 Title:______________________________